Exhibit 99.1

4Q21 Earnings Conference Call January 28, 2022

Safe Harbor Statement 2 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 : Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934 .. Forward - looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10 - K for the fiscal year ended December 31 , 2020 and in other documents filed by the Company with the Securities and Exchange Commission from time to time .. Forward - looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms .. Although we believe that the expectations reflected in the forward - looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements .. The Company has no obligation to update these forward - looking statements ..

Record 2021 GAAP and Core EPS; 4Q21 GAAP EPS $0.58 and Core EPS of $0.67

GAAP ROAA and ROAE 0.89% and 10.77%; Core[1] ROAA and ROAE 1.04% and 12.49% in 4Q21

1 Ensure appropriate risk-adjusted returns for loans while optimizing costs of funds

- Average non-interest deposits increased 33.6% YoY
- Record low cost of deposits at 0.25% in 4Q21; Loan yields fell 2 bps QoQ; Core Loan yields down 4 bps
- Net interest income of $62.7MM increased 12.5% YoY; Core net interest income of $61.1MM up 11.7% YoY
- GAAP and Core NIM decreased 5 bps and 6 bps, respectively, QoQ

2 Maintain strong historical loan growth

- Loan closings up 49% QoQ
- Loans, excluding PPP, grew 0.9% QoQ
- Loan pipeline strong at $429.3MM
- ~$232.9MM of PPP forgiveness over life of program representing 75% of PPP originations/acquisitions; $53.4MM of forgiveness in 4Q21; $77.4MM PPP loans remain

3 Enhance core earnings power by improving scalability and efficiency

- GAAP EPS $0.58 vs $0.11 YoY, up 427%
- Core[1] EPS $0.67 vs $0.58 YoY, 16%
- Continued digital adoption gains
- Added 24 people from merged/merging institutions in 2021, 38% are revenue producers

4 Manage asset quality with consistently disciplined underwriting

- NPAs/Assets improved to 19 bps
- Criticized and classified loans were 87 bps of loans
- LLRs/NPLs of 249%
- Average real estate LTV is <38%
- $0.8MM provision for loan losses

FFIC FLUSHING Financial Corporation

[1] See Reconciliation of GAAP Earnings and Core Earnings in Appendix

3

3 4 1 2 Improve and Grow Funding Mix Generate Appropriate ly Priced Loan Growth  Non - interest bearing DDA growth  Increase core deposits  Manage overall deposit costs  Achieve historical loan growth  Price loans in relation to acceptable risk  More emphasis on floating - rate loans Manage Asset Quality Invest in the Future  Continue conservative underwriting  No change to risk profile  Manage through the cycle returns  Capitalize on merger disruption  Continue digital adoption gains  Appropriately manage operating expenses while continuing franchise investments 2022 Strategic Objectives: Growth Through Investment 4 Appropriately Manage the Short Term While Investing for the Long Term

5 Well - positioned to Benefit from Industry Merger Disruption • 8 bank mergers have been announced or closed involving Long Island area Banks 2 • Out of the $328B of total industry deposits in Nassau, Queens, Kings, and Suffolk Counties, $60B or 18% involve a merger participant 3 • 93% of FFIC’s deposits are in the Long Island market. Flushing Financial (FFIC) 1 Elmhurst Branch (FFIC) to open in 1Q22 Webster Financial (WBS)/ Sterling Bancorp (STL) Valley National Bancorp (VLY)/ The Westchester Bank/Bank Leumi USA New York Community Bancorp (NYCB)/ Flagstar Bancorp (FBC) Citizens Financial Group (CFG)/ HSBC/Investors Bancorp (ISBC) M&T Bank (MTB)/ People’s United Financial (PBCT) Dime Community Bancshares (DCOM) Current Pro Forma U.S. Branches 1 22 FFIC branches shown, for illustrative purposes only, Port Jefferson Station, NY and Shirley, NY locations not pictured 2 Includes DCOM, MTB/PBCT, NYCB/FBC, CGF/ISBC/HSBC, VLY/The Westchester Bank/Bank Leumi USA, and WBS/STL 3 Based on most recent (June 30, 2021) S&P Global data 24 People Recruited ( 9 Revenue Producers) from Merged Institutions in 2021

Loan Closings Increase; Satisfactions Should Decline 6  Closings expected to increase – Pipeline remains strong although below the record 3Q21 level – 8 bank mergers announced within footprint – Strong organic growth opportunity  Pipeline up 21% YoY – Mix is balanced with real estate and business banking – Business Banking pipeline up 53% YoY  Satisfactions should decline – Loan prepayments and satisfactions remained elevated in 4Q21 due to refinance activity – Excluding PPP, prepayment speeds increased over 50% in 2021 and nearly doubled in 4Q21 – Rising rates should slow refinance and satisfaction volumes over time Loan Closings Up 49% QoQ ($MM) $354.6 $375.8 $432.6 $530.7 $429.3 $316.0 $322.9 $324.4 $243.9 $362.7 $- $100.0 $200.0 $300.0 $400.0 $500.0 4Q20 1Q21 2Q21 3Q21 4Q21 Loan Pipeline Loan Closings

Digital Banking Usage Continues to Increase 7 Technology Enhancements Remain a Priority 31% Increase in Monthly Mobile Active Users YoY ~23,000 Active Online Banking Users 37% YoY Growth 17% Digital Banking Enrollment YoY Growth Numerated Improving Small Business Customer Experience through Automated Approval and Origination JAM FINTOP Early Look at Emerging Technology Bitcoin Transaction Services Launch Expected in 1Q22

Record Low Deposit Costs with Improving Mix 8 Deposits Rise While Costs Fall Total Average Deposits 1 ($MM) 1 Includes mortgage escrow deposits  Average non - interest bearing deposit up 34% YoY  Non - interest bearing deposits are 15.1% of average deposits 1 , up from 13.3% a year ago  4Q21 checking account openings up 35% YoY and 13% versus 4Q19 (pre - pandemic) $5,515 $6,285 $6,511 $6,408 $6,459 0.47% 0.39% 0.34% 0.29% 0.25% 0% 0% 0% 1% 1% 1% 4Q20 1Q21 2Q21 3Q21 4Q21 Non-interest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Deposit Costs Average Non - interest Deposits ($MM) $731.2 $856.1 $923.2 $933.4 $976.8 -100 100 300 500 700 900 1100 1300 4Q20 1Q21 2Q21 3Q21 4Q21

$6,702 $6,746 $6,717 $6,627 $6,634 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 4Q20 1Q21 2Q21 3Q21 4Q21 Multifamily Commercial Real Estate Construction 1-4 Family Business Banking Loans Increase in 4Q21 Excluding PPP 9 Core Loan Yields 4.06% 3.99% 4.06% 4.09% 4.05% Loan Composition Period End Loans ($MM) Base Loan Yields 3.99% 3.93% 3.94% 3.96% 3.96%  Gross loans, excluding PPP, increased 3.7% annualized QoQ  PPP loans declined 41% QoQ to $77.4MM  Loan pipeline totaled $429.3MM at December 31, 2021, up 21.1% YoY, but down 19.1% QoQ  Optimistic loan growth accelerates in 2022  Base loan yields were stable QoQ  Excluding PPP, rates on satisfactions exceeded rates on loan closings by 40 bps, flat QoQ See Appendix for definitions of Core and Base Loan Yields

Slight NIM Compression QoQ; Net Interest Income Growth Expected Primarily From Asset Expansion 10 Base NIM FTE 2.97% 3.01% 3.04% 3.15% 3.13% GAAP NIM FTE 3.08% 3.18% 3.14% 3.34% 3.29% $54.8 $58.7 $61.3 $62.2 $61.2 3.03% 3.06% 3.14% 3.27% 3.21% 4.06% 3.99% 4.06% 4.09% 4.05% 0.47% 0.39% 0.34% 0.29% 0.25% -0.25% 0.75% 1.75% 2.75% 3.75% 4.75% 5.75% 6.75% $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 4Q20 1Q21 2Q21 3Q21 4Q21 Base NII FTE Net Prepayment Penalties Core NII FTE Core NIM FTE Core Loan Yields Deposit Costs ($MM) See Appendix for definitions of Core and Base NII FTE and Core NIM, and Net Prepayment Penalties

The Balance Sheet Naturally Reprices Higher Over Time 11 Interest Rate Risk Profile Static Balance Sheet For Base Case Net Interest Income Projections  Using a static balance sheet and the year end 2021 yield curve, net interest income should expand 1 – Benefits of swap repricing • Repricing of $592MM of effective swaps at 1.95% with $405 million of forward starting swaps at 0.77% largely through the end of 2023 • Swaps lock in funding costs in a rising rate environment – Repricing of funding costs – Higher rates on loan originations  Floating - rate Initiatives help drive Net Interest Income expansion – Immediately adding more floating - rate assets • Improves rate sensitivity by ~$3 - 12MM annually – Helps mitigate the negative impact of rising short term rates With No Change in Interest Rates, Net Interest Income Should Expand with a Static Balance Sheet In The Early Years Year 1 Year 2 Year 3 Year 4 Year 5 Base Case- Net Interest Income With Floating-rate Initiatives 1 Analysis does not include benefits of net prepayment penalty income, fair values adjustments on hedges, or purchase accounting accreti on

Preparing for a Rising Rate Environment 12 Interest Rate Risk Profile Static Balance Sheet For Base Case Net Interest Income Projections Rates Up 200 bps over 24 Months  Net Interest Income declines in a rising rate environment – The duration of our assets is greater than liabilities – Approximately 25% 1 of the loan portfolio matures or reprices within one year – A steeper yield curve is favorable – The timing and the pace of interest rate increases matters – slower rate increases over longer periods of time are more favorable than an immediate shock of 100+ bps  Accelerating strategies to positively impact Net Interest Income from rising rates: – Immediately adding more floating rate assets – Greater emphasis on growing floating rate loans including C&I and Construction – Utilize the back - to - back loan swap program to add shorter duration loans – Grow non - interest and core deposits while lagging deposit repricing Balance Sheet Growth Expected to Outweigh Potential NIM Compression In 2022 Year 1 Year 2 Year 3 Year 4 Year 5 Rates Up 200 bps over 24 Months - Base Case Rates Up 200 bps over 24 Months - With Floating-rate Initiative 1 Does not include approximately $400MM of floating rate swaps on fixed rate loans; if the swaps are included, the percentage o f loans that mature or reprice in one year totals 31%

Net Charge - offs Significantly Better Than the Industry 13 NCOs / Average Loans 0.06% 0.27% 1 -0.2% 0.3% 0.8% 1.3% 1.8% 2.3% 2.8% 3.3% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 YTD 3Q21 FFIC Industry <1 basis point of Net Recoveries to Average Loans in 4Q21; 5 bps of Net Charge - offs in 2021 1 Note: Includes $11.2MM in taxi medallion write - offs in 2017 and $2.8MM in 2021 for FFIC 1 “Industry” includes FDIC insured institutions from “FDIC Statistics At A Glance” year to date through September 30, 2021 2 Based on appraised value at origination  Over two decades and multiple credit cycles, Flushing has a history of better than industry credit quality  Average LTVs on the Real Estate portfolio is <38% 2 – Only $29.8MM of real estate loans (0.4% of gross loans) with an LTV of 75% or more 2

0.26% 0.26% 0.22% 0.25% 0.19% 0.15% 0.20% 0.25% 0.30% 0.35% 4Q20 1Q21 2Q21 3Q21 4Q21 NPAs / Assets 14 Continued Strong Credit Quality Note: CECL accounting adopted January 1, 2020 NPAs / Assets Criticized and Classified Loans / Gross Loans Reserves / Gross Loans & Reserves / NPLs ACL by Loan Segment (4Q21) 30.4% LTV on 4 Q21 NPAs 1.07% 0.94% 1.03% 1.04% 0.87% 0.75% 0.85% 0.95% 1.05% 1.15% 1.25% 1.35% 4Q20 1Q21 2Q21 3Q21 4Q21 Criticized & Classified Loans / Gross Loans $2,517 $1,776 $572 $268 $8 $60 $94 $1,339 0.33% 0.40% 0.31% 0.29% 0.00% 0.31% 1.29% 1.33% -15.00% -13.00% -11.00% -9.00% -7.00% -5.00% -3.00% -1.00% 1.00% Multifamily Residential Commercial Real Estate 1-4 Family - Mixed Use 1-4 Family - Residential Co-operative Apartments Construction Small Business Administration Commercial Business and Other Loan Balance Reserves / Loans 214.3% 212.9% 242.6% 179.9% 248.7% 0.67% 0.67% 0.64% 0.55% 0.56% 0% 1% 1% 2% 2% 0% 50% 100% 150% 200% 250% 300% 4Q20 1Q21 2Q21 3Q21 4Q21 Reserves / NPLs Reserves / Loans

TCE Ratio Expands Even With Share Repurchases; ~3.4% Dividend Yield 1 15 150,976 Share Repurchased in 4Q21; 56% of 4Q21 Earnings Returned to Shareholders 11% Book Value Per Share Growth in 2021 11% Increase in Tangible Book Value Per Share YoY 1 Calculated using 1/21/22 closing price of $24.79 $19.45 $19.99 $20.51 $21.13 $21.61 7.52% 7.60% 7.80% 8.04% 8.22% 6.90% 7.10% 7.30% 7.50% 7.70% 7.90% 8.10% 8.30% 8.50% 8.70% $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 4Q20 1Q21 2Q21 3Q21 4Q21 Tangible Book Value Per Share Tangible Common Equity/Tangible Assets $20.11 $20.65 $21.16 $21.78 $22.26 9.88% 10.13% 10.24% 10.68% 10.86% 8.38% 8.44% 8.50% 8.83% 8.98% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% $17.00 $18.00 $19.00 $20.00 $21.00 $22.00 $23.00 4Q20 1Q21 2Q21 3Q21 4Q21 Book Value Per Share CET1 Ratio Leverage Ratio

16  Noninterest Income and Expense – 4Q21 non - interest income includes $2.0MM ($0.05/share, net of tax) of dividend received on retirement plan investments that is not expected to repeat – The elimination of overdraft, insufficient funds, and transfer fees on consumer checking accounts is expected to reduce non - interest income by $200,000 in 2022 – Non - interest expense includes a one - time $ 4.3MM ($ 0.11/share , net of tax) increase in compensation and benefits for all employees as a reward for achieving record earnings in 2021 and employee performance during the pandemic – Starting point for 1Q22 core expense is $ 34.4MM ; plus high mid - single digit inflation and $4.0 - $4.5MM of seasonal expenses – 2022 core expenses should follow normal seasonal patterns  Net Interest Income/NIM – In 2022, net interest income driven primarily based on balance sheet growth – Adding floating - rate assets – Core NIM impacted by timing and level of overall loan growth and deployment of liquidity – 2021 reported net interest margin contains 16 bps of purchase accounting accretion, net prepayment penalty income, and positive fair value markets on hedges compared to mid - single digital basis points for the years 2020 and 2019 – PPP impact to 4Q21 NIM was 3 bps – Purchase accounting accretion is expected to be less than $1MM per quarter – Loan growth, excluding PPP, is expected to improve in 2022 1Q22 and 2022 Outlook

17  Preparing for higher rates – Forward starting funding swaps start in 2022 and are mostly fully phased in by the end of 2023 – Adding floating - rate assets in the short and medium term to improve rate risk profile – Net Interest Income growth driven from balance sheet expansion which should more than offset potential NIM compression  Low risk business model; 3.4% 1 dividend yield – Average LTV on real estate loans totals <38% – Historical strong credit metrics – No changes to underwriting process  Maintaining through - the - cycle goals of ROAA ≥1% and ROAE ≥10%  Loan growth delayed in 4Q21 but poised to increase in 2022 – Pipeline has seasoned – Refinancing activity should decline with higher rates – Economy is normalizing  Benefiting from merger disruption – Added 24 people from March - December 2021 from announced/recently closed mergers; 9 are revenue producing – Expect greater benefit when deals close and integration begins  We are investing in the franchise and our employees – New services and product enhancements set to launch in 2022 Key Messages 1 Calculated using 1/21/22 closing price of $24.79

Appendix 18

PPP: 75% of Lifetime Originations and Acquisitions Forgiven 19 Period End PPP Loans ($MM) $151.9 $251.0 $197.3 $130.8 $77.4 Average PPP Loans ($MM) PPP NIM Benefit/(Drag) (0.03)% (0.04)% 0.00% 0.02% 0.03%  Lifetime originations and acquisitions of $310MM with a balance of $77.4MM at 4Q21 and remaining fees of $1.9MM  Forgiveness totaled $53.4MM in 4Q21, $66.5MM in 3Q21, $69.2MM in 2Q21, $24.1MM in 1Q21, and $19.7MM in 4Q21  $25.2MM of PPP loans are in the process of forgiveness as of December 31, 2021  Forgiveness expected to largely be complete in 1H22  SBA can take up to 90 days to approve forgiveness  PPP benefited the NIM by 3 bps in 4Q21 $144 $209 $233 $165 $101 1.99% 1.98% 3.02% 4.06% 5.80% 0 50 100 150 200 250 4Q20 1Q21 2Q21 3Q21 4Q21 PPP Yield

$125 $321 $121 $25 $125 $230 $50 1.86% 2.09% 1.96% 0.47% 0.88% 0.70% 0.80% 2022 2023 2024 2025 Effective Swaps Maturities Forward Swaps Start Date Effective WA Rate Forward WA Rate $MM 20 Swaps Help Protect NIM from Rising Short - Term Rates  The balance sheet naturally improves over the next two years without any changes in rates – $592MM of effective swaps at 1.95%; current drag on NIM; the majority mature by the end of 2023 – $405MM of forward starting swaps at 0.77% that largely replace the current effective swaps

Reconciliation of GAAP Earnings and Core Earnings 21 Non - cash Fair Value Adjustments to GAAP Earnings The variance in GAAP and core earnings is partly driven by the impact of non - cash net gains and losses from fair value adjustments .. These fair value adjustments relate primarily to swaps designated to protect against rising rates and borrowing carried at fair value under the fair value option .. As the swaps get closer to maturity, the volatility in fair value adjustments will dissipate .. In a declining interest rate environment, the movement in the curve exaggerates our mark - to - market loss position .. In a rising interest rate environment or a steepening of the yield curve, the loss position would experience an improvement .. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Pre - provision, Pre - tax Net Revenue, Core Net Interest Income FTE, Core Net Interest Margin FTE, Base Net Interest Income FTE, Base Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Base Interest Income and Yield on Total Loans, Core Non - interest Income, Core Non - interest Expense and Tangible Book Value per common share are each non - GAAP measures used in this presentation .. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form .. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and non - interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors .. These measures should not be viewed as a substitute for net income .. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions .. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors .. These measures should not be viewed as a substitute for total shareholders' equity .. These non - GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited .. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP .. These non - GAAP measures may not be comparable to similarly titled measures reported by other companies ..

Reconciliation of GAAP to CORE Earnings

(Dollars in thousands, except per share data)	For the three months ended December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	For the year ended December 31, 2021	December 31, 2020
GAAP income before income taxes	$ 22,826	$ 34,812	$ 25,416	$ 26,224	$ 3,878	$ 109,278	$ 45,182
Day 1, Provision for Credit Losses - Empire transaction (Provision for credit losses)	—	—	—	—	1,818	—	1,818
Net (gain) loss from fair value adjustments (Non-interest income (loss))	5,140	2,289	6,548	(982)	4,129	12,995	2,142
Net (gain) loss on sale of securities (Non-interest income (loss))	—	10	(123)	—	610	(113)	701
Life insurance proceeds (Non-interest income (loss))	—	—	—	—	—	—	(659)
Net gain on disposition of assets (Non-interest income (loss))	—	—	—	(621)	—	(621)	—
Net (gain) loss from fair value adjustments on qualifying hedges (Interest and fees on loans)	(1,122)	(194)	664	(1,427)	(1,023)	(2,079)	1,185
Prepayment penalty on borrowings (Non-interest expense)	—	—	—	—	7,834	—	7,834
Net amortization of purchase accounting adjustments (Various)	(324)	(958)	(418)	(789)	80	(2,489)	80
Merger (benefit) expense (Various)	(17)	2,096	(490)	973	5,349	2,562	6,894
Core income before taxes	26,503	38,055	31,597	23,378	22,675	119,533	65,177
Provision for income taxes for core income	5,535	10,226	8,603	6,405	4,891	30,769	15,428
Core net income	$ 20,968	$ 27,829	$ 22,994	$ 16,973	$ 17,784	$ 88,764	$ 49,749
GAAP diluted earnings per common share	$ 0.58	$ 0.81	$ 0.61	$ 0.60	$ 0.11	$ 2.59	$ 1.18
Day 1, Provision for Credit Losses - Empire transaction, net of tax	—	—	—	—	0.05	—	0.05
Net (gain) loss from fair value adjustments, net of tax	0.13	0.05	0.15	(0.02)	0.11	0.31	0.06
Net loss on sale of securities, net of tax	—	—	—	—	0.02	—	0.02
Life insurance proceeds	—	—	—	—	—	—	(0.02)
Net gain on disposition of assets, net of tax	—	—	—	(0.01)	—	(0.01)	—
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.03)	—	0.02	(0.03)	(0.03)	(0.05)	0.03
Prepayment penalty on borrowings, net of tax	—	—	—	—	0.20	—	0.20
Net amortization of purchase accounting adjustments, net of tax	(0.01)	(0.02)	(0.01)	(0.02)	—	(0.06)	—
Merger (benefit) expense, net of tax	—	0.05	(0.01)	0.02	0.14	0.06	0.18
NYS tax change	—	—	(0.02)	—	—	(0.02)	—
Core diluted earnings per common share[1]	$ 0.67	$ 0.88	$ 0.73	$ 0.54	$ 0.58	$ 2.81	$ 1.70
Core net income, as calculated above	$ 20,968	$ 27,829	$ 22,994	$ 16,973	$ 17,784	$ 88,764	$ 49,749
Average assets	8,090,701	8,072,918	8,263,553	8,147,714	7,705,407	8,143,372	7,276,022
Average equity	671,474	659,288	644,690	619,647	609,463	648,946	580,067
Core return on average assets[2]	1.04 %	1.38 %	1.11 %	0.83 %	0.92 %	1.09 %	0.68 %
Core return on average equity[2]	12.49 %	16.88 %	14.27 %	10.96 %	11.67 %	13.68 %	8.58 %

FFIC FLUSHING Financial Corporation

[1] Core diluted earnings per common share may not foot due to rounding
[2] Ratios are calculated on an annualized basis

22

Reconciliation of GAAP NII & NIM to CORE and Base NII & NIM

	For the three months ended					For the year ended	
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands)	2021	2021	2021	2021	2020	2021	2020
GAAP net interest income	$ 62,674	$ 63,364	$ 61,039	$ 60,892	$ 55,732	$ 247,969	$ 195,199
Net (gain) loss from fair value adjustments on qualifying hedges	(1,122)	(194)	664	(1,427)	(1,023)	(2,079)	1,185
Net amortization of purchase accounting adjustments	(462)	(1,100)	(565)	(922)	(11)	(3,049)	(11)
Tax equivalent adjustment	113	113	113	111	114	450	508
Core net interest income FTE	$ 61,203	$ 62,183	$ 61,251	$ 58,654	$ 54,812	$ 243,291	$ 196,881
Prepayment penalties received on loans and securities, net of reversals and recoveries of interest from non-accrual loans	(1,497)	(2,136)	(2,046)	(948)	(1,093)	(6,627)	(4,576)
Base net interest income FTE	$ 59,706	$ 60,047	$ 59,205	$ 57,706	$ 53,719	$ 236,664	$ 192,305
Total average interest-earning assets [1]	$ 7,634,601	$ 7,616,332	$ 7,799,176	$ 7,676,833	$ 7,245,147	$ 7,681,441	$ 6,863,219
Core net interest margin FTE	3.21 %	3.27 %	3.14 %	3.06 %	3.03 %	3.17 %	2.87 %
Base net interest margin FTE	3.13 %	3.15 %	3.04 %	3.01 %	2.97 %	3.08 %	2.80 %
GAAP interest income on total loans, net	$ 68,113	$ 69,198	$ 67,999	$ 69,021	$ 66,120	$ 274,331	$ 248,153
Net (gain) loss from fair value adjustments on qualifying hedges	(1,122)	(194)	664	(1,427)	(1,023)	(2,079)	1,185
Net amortization of purchase accounting adjustments	(535)	(1,126)	(624)	(728)	(356)	(3,013)	(356)
Core interest income on total loans, net	$ 66,456	$ 67,878	$ 68,039	$ 66,866	$ 64,741	$ 269,239	$ 248,982
Prepayment penalties received on loans, net of reversals and recoveries of interest from non-accrual loans	(1,497)	(2,135)	(2,046)	(947)	(1,093)	(6,625)	(4,501)
Base interest income on total loans, net	$ 64,959	$ 65,743	$ 65,993	$ 65,919	$ 63,648	$ 262,614	$ 244,481
Average total loans, net [1]	$ 6,566,654	$ 6,642,434	$ 6,697,103	$ 6,711,446	$ 6,379,429	$ 6,653,980	$ 6,006,931
Core yield on total loans	4.05 %	4.09 %	4.06 %	3.99 %	4.06 %	4.05 %	4.14 %
Base yield on total loans	3.96 %	3.96 %	3.94 %	3.93 %	3.99 %	3.95 %	4.07 %

FFIC FLUSHING Financial Corporation

[1] Excludes purchase accounting average balances for all periods presented

23

Reconciliation of GAAP Revenue and Pre-provision Pre-tax Net Revenue

	For the three months ended					For the year ended	
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP Net interest income	$ 62,674	$ 63,364	$ 61,039	$ 60,892	$ 55,732	$ 247,969	$ 195,199
Net (gain) loss from fair value adjustments on qualifying hedges	(1,122)	(194)	664	(1,427)	(1,023)	(2,079)	1,185
Net amortization of purchase accounting adjustments	(462)	(1,100)	(565)	(922)	(11)	(3,049)	(11)
Core Net interest income	$ 61,090	$ 62,070	$ 61,138	$ 58,543	$ 54,698	$ 242,841	$ 196,373
GAAP Non-interest income (loss)	$ (280)	$ 866	$ (3,210)	$ 6,311	$ (1,181)	$ 3,687	$ 11,043
Net (gain) loss from fair value adjustments	5,140	2,289	6,548	(982)	4,129	12,995	2,142
Net loss on sale of securities	—	10	(123)	—	610	(113)	701
Life insurance proceeds	—	—	—	—	—	—	(659)
Net gain on sale of assets	—	—	—	(621)	—	(621)	—
Core Non-interest income	$ 4,860	$ 3,165	$ 3,215	$ 4,708	$ 3,558	$ 15,948	$ 13,227
GAAP Non-interest expense	$ 38,807	$ 36,345	$ 34,011	$ 38,159	$ 46,811	$ 147,322	$ 137,931
Prepayment penalty on borrowings	—	—	—	—	(7,834)	—	(7,834)
Net amortization of purchase accounting adjustments	(138)	(142)	(147)	(133)	(91)	(560)	(91)
Merger (benefit) expense	17	(2,096)	490	(973)	(5,349)	(2,562)	(6,894)
Core Non-interest expense	$ 38,686	$ 34,107	$ 34,354	$ 37,053	$ 33,537	$ 144,200	$ 123,112
Net interest income	$ 62,674	$ 63,364	$ 61,039	$ 60,892	$ 55,732	$ 247,969	$ 195,199
Non-interest income (loss)	(280)	866	(3,210)	6,311	(1,181)	3,687	11,043
Non-interest expense	(38,807)	(36,345)	(34,011)	(38,159)	(46,811)	(147,322)	(137,931)
Pre-provision pre-tax net revenue	$ 23,587	$ 27,885	$ 23,818	$ 29,044	$ 7,740	$ 104,334	$ 68,311
Core:							
Net interest income	$ 61,090	$ 62,070	$ 61,138	$ 58,543	$ 54,698	$ 242,841	$ 196,373
Non-interest income	4,860	3,165	3,215	4,708	3,558	15,948	13,227
Non-interest expense	(38,686)	(34,107)	(34,354)	(37,053)	(33,537)	(144,200)	(123,112)
Pre-provision pre-tax net revenue	$ 27,264	$ 31,128	$ 29,999	$ 26,198	$ 24,719	$ 114,589	$ 86,488
Efficiency Ratio	58.7 %	52.3 %	53.4 %	58.6 %	57.6 %	55.7 %	58.7 %

FFIC FLUSHING Financial Corporation

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25 Contact Details Susan K. Cullen SEVP, CFO & Treasurer Phone: (718) 961 - 5400 Email: scullen@flushingbank.com Al Savastano, CFA Director of Investor Relations Phone: (516) 820 - 1146 Email: asavastano@flushingbank.com